Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(79,159,200)
Realized Gain (Loss) on Swap Contracts	(63,154,150)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(125,318,650)
Unrealized gain (loss) on Fair Value of Swap Contracts	(28,123,967)
Dividend Income	436,229
Interest Income	3,307,807
ETF Transaction Fees	25,000
Total Income (Loss)	$(291,986,931)

Expenses
General Partner Management Fees	$487,967
Professional Fees	92,073
Brokerage Commissions	170,207
Directors' Fees and insurance	27,740
License fees	12,199
Total Expenses	$790,186
Net Income (Loss)	$(292,777,117)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/23	$1,048,248,813
Additions (63,900,000 Shares)	396,889,652
Withdrawals (22,700,000 Shares)	(147,158,161)
Net Income (Loss)	(292,777,117)

Net Asset Value End of Month	$1,005,203,187
Net Asset Value Per Share (182,184,588 Shares)	$5.52

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596